Exhibit 99.1

FULTON FINANCIAL
CORPORATION

FOR IMMEDIATE RELEASE

Contact: Laura J. Wakeley
Office: 717-291-2616

Fulton Financial Corporation's CFO to retire at year end

(May 17, 2013) - Charles J. Nugent, senior executive vice president and chief financial officer (CFO) of Fulton Financial Corporation (Nasdaq: FULT), has informed the corporation of his plan to retire, effective December 31, 2013.

Nugent joined Fulton Financial in 1992 as executive vice president and CFO and a member of the corporation's senior management team. In the more than 20 years that he has served as CFO, Fulton Financial's asset size has grown from $2.2 billion to $16.5 billion and its scope has expanded from it's Pennsylvania roots to include subsidiary banks in New Jersey, Maryland, Delaware and Virginia.

“Charlie has a deep understanding of the financial services industry. His insight and perspective have been instrumental in helping Fulton Financial grow and navigate the ups and downs of various economic cycles,” said E. Philip Wenger, chairman, president and CEO. “Our board of directors and senior management are very grateful to Charlie for his outstanding service and commitment to our company.”

Fulton Financial has engaged an executive search firm to identify candidates to succeed Nugent as chief financial officer.

Additional information on Fulton Financial Corporation is available on the Internet at www.fult.com.

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